Exhibit 10.25

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “Amendment”) is entered into this 22nd day of January, 2008, by and between BankFIRST, a Florida banking corporation (“Company”) and Julie Kleffel (the “Executive”).

WHEREAS, the Company and Executive entered into an Agreement on the 3rd day of June, 2007, outlining certain mutual obligations pertaining to the employment of the Executive by the Company; and

WHEREAS, the parties have agreed to amend this Agreement to reflect the promotion and salary increase of the Executive.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herin,

IT IS AGREED:

That the Agreement dated June 3, 2007 is amended as follows:

1. Paragraph 2 is amended and effective the 22nd day of January 2008, the Executive’s salary shall be $110,000.00 per annum.

2. The Executive’s title shall be on this effective date “Senior Vice President/ Commercial Sales Leader.”

3. The Agreement shall be extended for a two (2) year period from the execution hereof.

Except as modified herein, the Agreement dated June 3, 2007 shall remain in full force and effect in all respects.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 25th day of June, 2008.

BANKFIRST

By:	/s/ Donald J. McGowan

Its:	President and CEO

EXECUTIVE

/s/ Julie Kleffel
Julie Kleffel